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                                                                    Exhibit 99.5

                         Consent of Proposed Director

     The undersigned hereby consents to serve as a director of Aviation Group, Inc. if the arrangement contemplated by the Arrangement Agreement dated as of May 3, 2000 by and among Aviation Group, Inc., Aviation Group Canada Ltd. and travelbyus.com Ltd. is consummated, and to be named as a potential director of Aviation Group, Inc. in the Form S-4 Registration Statement for the arrangement transaction.

                                    By:    /s/ ALAN THOMPSON
                                           -----------------
                                    Name:  Alan Thompson
                                    Date:  May 9, 2000